Exhibit 99.1
Designer Brands Inc. Reports Third Quarter 2024 Financial Results
According to Circana, U.S. Retail segment footwear sales were inline with the market with key categories outpacing the market including performance, leisure footwear, and dress occasion footwear during the quarter, which helped to partially offset negative boot performance

COLUMBUS, Ohio, December 10, 2024 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the third quarter ended November 2, 2024.

Doug Howe, Chief Executive Officer stated, "The third quarter started strong, driven by back-to-school season and the success of our athletic and athleisure offerings, bolstering our confidence that we had reached a turning point in our business. However, we had a difficult transition into the fall season, with unseasonably warm weather and ongoing macroeconomic uncertainty placing pressure on consumer discretionary spending, specifically in our seasonal category. As a result, we saw our total Company comparable sales decline 3.1% for the quarter. According to Circana, footwear sales excluding boots remained flat to prior year in the footwear market while U.S. Retail segment sales excluding boots grew 8% versus prior year, outpacing the footwear market results. This gives us further confidence that we are investing our time and resources into the right areas as we continue to transform our business."

Howe continued, "Although external challenges have persisted, I am encouraged by how effectively our business has stayed aligned with our strategic priorities and executing on the things within our control. As we make our way through the fourth quarter, we remain confident in our strategy and our ability to navigate headwinds as we implement a refreshed holiday marketing and merchandising approach. We continue to believe this focus will help us improve performance over the long-term."

Third Quarter Operating Results (Unless otherwise stated, all comparisons are to the third quarter of 2023)
•Net sales decreased 1.2% to $777.2 million.
•Total comparable sales decreased by 3.1%.

•Gross profit decreased to $247.4 million versus $256.4 million last year, and gross profit as a percentage of net sales was 31.8% compared to 32.6% last year.
•Reported net income attributable to Designer Brands Inc. was $13.0 million, or diluted earnings per share ("EPS") of $0.24.
•Adjusted net income was $14.5 million, or adjusted diluted EPS of $0.27.

Liquidity
•Cash and cash equivalents totaled $36.2 million at the end of the third quarter of 2024, compared to $54.6 million at the end of the same period last year, with $118.3 million available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $536.3 million at the end of the third quarter of 2024 compared to $375.5 million at the end of the same period last year.
•The Company ended the third quarter with inventories of $637.0 million compared to $601.5 million at the end of the same period last year.

Return to Shareholders
•During the third quarter of 2024, the Company repurchased 7.7 million Class A common shares at an aggregate cost of $50.6 million. As of November 2, 2024, $19.7 million of Class A common shares remained available for repurchase under the Board-approved share repurchase program.
•A dividend of $0.05 per share for both Class A and Class B common shares will be paid on December 20, 2024 to shareholders of record at the close of business on December 6, 2024.

Store Openings and Closings
During the third quarter of 2024, the Company closed three stores in the United States ("U.S.") and opened two stores in Canada, resulting in a total of 496 stores in the U.S. and 179 stores in Canada as of November 2, 2024.

Updated 2024 Financial Outlook
The Company has updated the following guidance for the full year 2024:

Metric	Previous Guidance	Current Guidance
Designer Brands Net Sales Growth	Flat to low-single digits	Down low single digits
Adjusted Diluted EPS	$0.50 - $0.60	$0.10 - $0.30

Forward-looking adjusted diluted EPS for 2024 excludes potential charges or gains that may be recorded during the fiscal year, including among other things: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses (gains); (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income attributable to redeemable noncontrolling interest. A reconciliation of forward-looking non-GAAP earnings guidance to the comparable GAAP measure is not provided, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items are uncertain and could have a substantial impact on GAAP measures of our financial performance.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 0882763 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/0K81jQ0A5Ra

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until December 17, 2024. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 8250457
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of inspiring self-expression. With a diversified, world-class portfolio of coveted brands, including Crown Vintage, Hush Puppies, Jessica Simpson, Keds, Kelly & Katie, Lucky Brand, Mix No. 6, Topo Athletic, Vince Camuto and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions, delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and 675 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across Women's, Men's, and Kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships, while also leveraging design and sourcing expertise to build private label product for national retailers. Designer Brands is committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting a global community and the health of the planet by donating more than ten million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility, supply chain disruptions, new or increased tariffs and other barriers to trade, fluctuating interest rates, inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increase; our ability to execute on our business strategies, including integrating and growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, and meeting consumer demands; whether we will be able to successfully and efficiently integrate our recent acquisitions in a manner that does not impede growth; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended ("ABL Revolver"), and our senior secured term loan credit agreement, as amended ("Term Loan"), that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2024 ("2023 Form 10-K") or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	November 2, 2024		October 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$615,495	75.9%	$631,610	78.8%	$(16,115)	(2.6)%
Canada Retail	83,504	10.3%	75,610	9.5%	7,894	10.4%
Brand Portfolio	111,492	13.8%	94,057	11.7%	17,435	18.5%
Total segment net sales	810,491	100.0%	801,277	100.0%	9,214	1.1%
Elimination of intersegment net sales	(33,297)		(14,948)		(18,349)	122.8%
Consolidated net sales	$777,194		$786,329		$(9,135)	(1.2)%

	Nine months ended
(dollars in thousands)	November 2, 2024		October 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$1,878,556	78.1%	$1,903,038	80.2%	$(24,482)	(1.3)%
Canada Retail	213,813	8.9%	199,831	8.4%	13,982	7.0%
Brand Portfolio	311,615	13.0%	271,257	11.4%	40,358	14.9%
Total segment net sales	2,403,984	100.0%	2,374,126	100.0%	29,858	1.3%
Elimination of intersegment net sales	(108,294)		(53,498)		(54,796)	102.4%
Consolidated net sales	$2,295,690		$2,320,628		$(24,938)	(1.1)%

Net Sales by Brand Categories
(in thousands)	U.S. Retail	Canada Retail(2)	Brand Portfolio	Eliminations	Consolidated
Three months ended November 2, 2024
Owned Brands:(1)
Direct-to-consumer	$105,094	$11,782	$13,877	$—	$130,753
External customer wholesale, commission income, and other	—	—	64,318	—	64,318
Intersegment wholesale	—	—	33,297	(33,297)	—
Total Owned Brands	105,094	11,782	111,492	(33,297)	195,071
National brands	510,401	71,722	—	—	582,123
Total net sales	$615,495	$83,504	$111,492	$(33,297)	$777,194
Three months ended October 28, 2023
Owned Brands:(1)
Direct-to-consumer	$123,973	$13,024	$17,204	$—	$154,201
External customer wholesale, commission income, and other	—	—	61,905	—	61,905
Intersegment wholesale and commission income	—	—	14,948	(14,948)	—
Total Owned Brands	123,973	13,024	94,057	(14,948)	216,106
National brands	507,637	62,586	—	—	570,223
Total net sales	$631,610	$75,610	$94,057	$(14,948)	$786,329
Nine months ended November 2, 2024
Owned Brands:(1)
Direct-to-consumer	$308,148	$30,692	$41,696	$—	$380,536
External customer wholesale, commission income, and other	—	—	161,625	—	161,625
Intersegment wholesale	—	—	108,294	(108,294)	—
Total Owned Brands	308,148	30,692	311,615	(108,294)	542,161
National brands	1,570,408	183,121	—	—	1,753,529
Total net sales	$1,878,556	$213,813	$311,615	$(108,294)	$2,295,690
Nine months ended October 28, 2023
Owned Brands:(1)
Direct-to-consumer	$362,931	$30,944	$43,604	$—	$437,479
External customer wholesale, commission income, and other	—	—	174,155	—	174,155
Intersegment wholesale and commission income	—	—	53,498	(53,498)	—
Total Owned Brands	362,931	30,944	271,257	(53,498)	611,634
National brands	1,540,107	168,887	—	—	1,708,994
Total net sales	$1,903,038	$199,831	$271,257	$(53,498)	$2,320,628
(1)    "Owned Brands" refers to those brands that we have rights to sell through ownership or license arrangements.
(2)    Beginning with the 2023 Form 10-K, we are providing a breakout of Canada Retail segment net sales by brand categories and we have recast the three months and the nine months ended October 28, 2023 on a consistent basis.

Comparable Sales
	Three months ended		Nine months ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Change in comparable sales:
U.S. Retail segment	(2.8)%	(9.8)%	(2.1)%	(10.2)%
Canada Retail segment	(4.6)%	(7.7)%	(4.2)%	(4.8)%
Brand Portfolio segment - direct-to-consumer channel	(7.5)%	7.0%	(5.8)%	6.0%
Total	(3.1)%	(9.3)%	(2.3)%	(9.5)%

Store Count
(square footage in thousands)	November 2, 2024		October 28, 2023
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	496	9,784	499	9,966
Canada Retail segment:
The Shoe Co. stores	125	638	119	622
DSW stores	26	511	25	496
Rubino Stores	28	149	—	—
	179	1,298	144	1,118
Total number of stores	675	11,082	643	11,084

Gross Profit
	Three months ended
(dollars in thousands)	November 2, 2024		October 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$187,790	30.5%	$200,268	31.7%	$(12,478)	(6.2)%	(120)
Canada Retail	27,405	32.8%	26,606	35.2%	799	3.0%	(240)
Brand Portfolio	31,313	28.1%	28,654	30.5%	2,659	9.3%	(240)
Total segment gross profit	246,508	30.4%	255,528	31.9%	(9,020)	(3.5)%	(150)
Net recognition of intersegment gross profit	937		878		59
Consolidated gross profit	$247,445	31.8%	$256,406	32.6%	$(8,961)	(3.5)%	(80)

	Nine months ended
(dollars in thousands)	November 2, 2024		October 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$592,306	31.5%	$622,850	32.7%	$(30,544)	(4.9)%	(120)
Canada Retail	70,097	32.8%	67,591	33.8%	2,506	3.7%	(100)
Brand Portfolio	91,425	29.3%	75,037	27.7%	16,388	21.8%	160
Total segment gross profit	753,828	31.4%	765,478	32.2%	(11,650)	(1.5)%	(80)
Net recognition (elimination) of intersegment gross profit	(8,400)		2,054		(10,454)
Consolidated gross profit	$745,428	32.5%	$767,532	33.1%	$(22,104)	(2.9)%	(60)

Intersegment Eliminations
	Three months ended
(in thousands)	November 2, 2024	October 28, 2023
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(33,297)	$(14,948)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	23,823	9,857
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	10,411	5,969
	$937	$878

	Nine months ended
(in thousands)	November 2, 2024	October 28, 2023
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(108,294)	$(53,498)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	76,090	38,134
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	23,804	17,418
	$(8,400)	$2,054

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net sales	$777,194	$786,329	$2,295,690	$2,320,628
Cost of sales	(529,749)	(529,923)	(1,550,262)	(1,553,096)
Gross profit	247,445	256,406	745,428	767,532
Operating expenses	(210,457)	(230,788)	(675,904)	(665,437)
Income from equity investments	3,584	2,503	9,019	6,972
Impairment charges	(17,756)	—	(17,756)	(649)
Operating profit	22,816	28,121	60,787	108,418
Interest expense, net	(11,565)	(8,767)	(34,161)	(22,296)
Non-operating income (expenses), net	(260)	(162)	(512)	83
Income before income taxes	10,991	19,192	26,114	86,205
Income tax benefit (provision)	2,223	(8,987)	2,067	(27,372)
Net income	13,214	10,205	28,181	58,833
Net income attributable to redeemable noncontrolling interest	(202)	(64)	(562)	(73)
Net income attributable to Designer Brands Inc.	$13,012	$10,141	$27,619	$58,760
Diluted earnings per share attributable to Designer Brands Inc.	$0.24	$0.17	$0.48	$0.90
Weighted average diluted shares	53,486	61,405	57,116	65,292

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	November 2, 2024	February 3, 2024	October 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$36,227	$49,173	$54,638
Receivables, net	70,570	83,590	106,916
Inventories	637,012	571,331	601,470
Prepaid expenses and other current assets	56,864	73,338	36,785
Total current assets	800,673	777,432	799,809
Property and equipment, net	212,206	219,939	224,638
Operating lease assets	707,544	721,335	742,384
Goodwill	130,649	123,759	123,759
Intangible assets, net	85,854	82,827	83,032
Deferred tax assets	39,656	39,067	47,199
Equity investments	53,358	62,857	62,239
Other assets	50,824	49,016	49,518
Total assets	$2,080,764	$2,076,232	$2,132,578
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$238,040	$289,368	$310,113
Accrued expenses	167,601	159,622	183,383
Current maturities of long-term debt	6,750	6,750	2,500
Current operating lease liabilities	155,220	166,531	182,259
Total current liabilities	567,611	622,271	678,255
Long-term debt	529,551	420,344	372,965
Non-current operating lease liabilities	644,303	646,161	669,494
Other non-current liabilities	17,521	24,948	21,072
Total liabilities	1,758,986	1,713,724	1,741,786
Redeemable noncontrolling interest	3,272	3,288	3,208
Total shareholders' equity	318,506	359,220	387,584
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,080,764	$2,076,232	$2,132,578

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Operating expenses	$(210,457)	$(230,788)	$(675,904)	$(665,437)
Non-GAAP adjustments:
CEO transition costs	—	1,029	—	3,983
Restructuring and integration costs	2,936	2,252	10,114	5,190
Acquisition-related costs	82	—	2,154	1,597
Total non-GAAP adjustments	3,018	3,281	12,268	10,770
Adjusted operating expenses	$(207,439)	$(227,507)	$(663,636)	$(654,667)
Operating profit	$22,816	$28,121	$60,787	$108,418
Non-GAAP adjustments:
CEO transition costs	—	1,029	—	3,983
Restructuring and integration costs	2,936	2,252	10,114	5,190
Acquisition-related costs	82	—	2,154	1,597
Impairment charges	17,756	—	17,756	649
Total non-GAAP adjustments	20,774	3,281	30,024	11,419
Adjusted operating profit	$43,590	$31,402	$90,811	$119,837
Net income attributable to Designer Brands Inc.	$13,012	$10,141	$27,619	$58,760
Non-GAAP adjustments:
CEO transition costs	—	1,029	—	3,983
Restructuring and integration costs	2,936	2,252	10,114	5,190
Acquisition-related costs	82	—	2,154	1,597
Impairment charges	17,756	—	17,756	649
Foreign currency transaction losses (gains)	260	162	512	(83)
Total non-GAAP adjustments before tax effect	21,034	3,443	30,536	11,336
Tax effect on above non-GAAP adjustments	(19,478)	(853)	(22,025)	(2,885)
Discrete and permanent tax on non-deductible CEO transition costs	—	907	—	2,804
Valuation allowance change on deferred tax assets	(306)	1,109	(348)	(1,615)
Total non-GAAP adjustments, after tax	1,250	4,606	8,163	9,640
Net income attributable to redeemable noncontrolling interest	202	64	562	73
Adjusted net income	$14,464	$14,811	$36,344	$68,473
Diluted earnings per share	$0.24	$0.17	$0.48	$0.90
Adjusted diluted earnings per share	$0.27	$0.24	$0.64	$1.05

Non-GAAP Measures
To supplement amounts presented in our condensed consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) CEO transition costs; (2) restructuring and integration costs, including severance charges; (3) acquisition-related costs; (4) impairment charges; (5) foreign currency transaction losses (gains); (6) the net tax impact of such items (which reflects the determination based on with adjustments and without adjustments approach), including discrete and permanent tax on non-deductible CEO transition costs; (7) the change in the valuation allowance on deferred tax assets; and (8) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. For calculating comparable sales in 2024, periods in 2023 are shifted by one week to compare similar calendar weeks. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Stores added as a result of the Rubino acquisition that will have been in operation for at least 14 months at the beginning of 2025, along with its e-commerce sales, will be added to the comparable base for the Canada Retail segment beginning with the second quarter of 2025. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com